                                                                    EXHIBIT 10.1


                       [RELIABLE POWER SYSTEMS, INC. LOGO]


This Amended and Restated Letter Agreement (this "Amended and Restated Letter Agreement") is executed this 5th day of October, 2001 (the "Effective Date"), by and among Thomas J. Wiens, a Colorado resident ("Wiens"), First Western Industries, LLC ("First Western"), New West Capital Partner, LLC ("New West Capital Partner"), New West Capital, LLC ("New West Capital") (Wiens, First Western, New West Capital Partner and New West Capital, together, the "Surrendering Shareholders"), Reliable Power Systems, Inc., a Colorado corporation (the "Company"), John R. Walter, an Illinois resident ("Walter"), David H. Hoffmann, an Illinois resident ("Hoffmann"), and Joseph D. Livingston, a Colorado resident ("Livingston"). Each party hereto shall be referred to as a "Party" and all parties collectively, the "Parties".

WHEREAS, the Surrendering Shareholders and the Company entered into that certain Letter Agreement, dated as of September 28, 2001 (the "Letter Agreement");

WHEREAS, for the reasons described below, the Surrendering Shareholders and the Company originally intended to include Walter, Hoffmann and Livingston in the Letter Agreement and the Surrendering Shareholders originally intended to surrender a portion of the Surrendered Shares (defined below) to each of Walter, Hoffmann and Livingston and the remaining portion of the Surrendered Shares to the Company;

WHEREAS, in order to better reflect the intentions of the Parties, the Surrendering Shareholders, as of the date hereof, have not surrendered the Surrendered Shares to the Company as provided for in the Letter Agreement, and accordingly, consistent with such intentions, the Surrendering Shareholders and the Company wish to amend and restate in its entirety the Letter Agreement;

WHEREAS, the Company is currently experiencing significant financial difficulties and is in need of additional financing;

WHEREAS, despite diligent efforts, the Company has been unable to secure sufficient additional financing;

WHEREAS, the Company requires individuals to affiliate, or continue their affiliation, with the Company whose affiliation in terms of reputation, contacts and business acumen will assist the Company in its efforts to obtain additional financing;

WHEREAS, within the business community, each of Walter, Hoffmann and Livingston are highly regarded and experienced individuals and their affiliation or continued affiliation with the Company will assist the Company in obtaining additional financing;



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WHEREAS, Wiens, Graydon Neher and Robert Broderich each delivered his respective letter of resignation as a director of the Company, effective immediately between September 28, 2001 and October 4, 2001;

WHEREAS, each of Walter and Livingston has agreed to serve as a director of the Company's Board of Directors (the "Board") immediately following the execution of this Amended and Restated Letter Agreement;

WHEREAS, for the reasons discussed above, inter alia, and as a material inducement to Walter, Hoffmann and Livingston to execute this Amended and Restated Letter Agreement, the Surrendering Shareholders have determined that it is in their best interests and the best interests of the Company to execute this Amended and Restated Letter Agreement and surrender to the Company, Walter, Hoffmann and Livingston their respective ownership in the Surrendered Shares in accordance with the terms of this Amended and Restated Letter Agreement; and

WHEREAS, after careful analysis and deliberation, and the advice of its professional advisors, the Board has determined that it is in the best interests of the Company and its shareholders to execute this Amended and Restated Letter Agreement upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

     1. SURRENDER OF OWNERSHIP OF SHARES OF THE COMPANY'S STOCK. Upon execution of this Amended and Restated Letter Agreement, each of the Surrendering Shareholders have surrendered his or its respective ownership of the following shares of common stock of the Company (together, the "Surrendered Shares"), or Wiens shall cause such Surrendering Shareholder to surrender its respective ownership in the Surrendered Shares, to each of Walter, Hoffmann, Livingston and the Company, duly endorsed for transfer or accompanied by an assignment in blank separate from the certificate, in the amounts set forth below, all of which Wiens warrants and represents are beneficially owned by him or under his direct control:

                   NAME OF PARTY ACCEPTING SURRENDERED SHARES

SURRENDERING
SHAREHOLDER                            COMPANY         WALTER        HOFFMANN      LIVINGSTON
------------                          ----------     ----------     ----------     ----------
First Western                            187,000      2,000,000      2,000,000              0
New West Capital Partner               1,500,000              0              0              0
New West Capital                         100,000              0              0              0
Wiens                                  1,000,000              0              0      2,000,000

          Following the surrender of the Two Million Seven Hundred and Eighty Seven Thousand (2,787,000) shares (the "Company Surrendered Shares") by the Surrendering Shareholders to the Company, the Company Surrendered Shares



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          shall become part of the Company's pool of shares, which it shall be authorized to issue in accordance with the Company's Articles of Incorporation and By-laws.

     2. REMAINING OWNERSHIP BY WIENS. Following the surrender of the Surrendering Shares, except as expressly set forth in Section 6 of this Amended and Restated Letter Agreement regarding the stock transfer of 213,000 shares of the Company's common stock, Wiens (through his beneficial ownership of the shares of Company common stock held by First Western) shall retain beneficial ownership of 1,213,000 shares of the Company's common stock previously owned by him.

     3. ASSUMPTION BY COMPANY OF THE COMPASS BANK LOAN. Pursuant to that certain loan made by Compass Bank to the Company in the principal amount of $685,000 (the "Compass Bank Loan"), Wiens is currently the personal guarantor of such Compass Bank Loan. The Company hereby agrees to assume from Wiens all liability associated with such Compass Bank Loan and to execute such documents as are required to eliminate the personal liability of Wiens for the Compass Bank Loan, as well as the release of the pledge of any of Wiens' or any of the Surrendering Shareholders' assets, including any cash amounts pledged by Wiens or one of the Surrendering Shareholders. The elimination of Wiens' personal liability for the Compass Bank Loan shall be completed no later than 10 business days after the closing of one or more debt or equity financings in a total amount of not less than $4,000,000 that close subsequent to the Effective Date. Until Wiens is free and clear of all liabilities under the Compass Bank Loan and such pledged assets are released, the Company agrees that it will not commit any acts that will cause a material default thereunder.

     4. REPAYMENT OF FUNDS ISSUED PURSUANT TO LINE OF CREDIT ISSUED BY FIRST WESTERN. Pursuant to that certain Line of Credit issued by First Western to the Company, effective as of February 7, 2001 ("Line of Credit"), First Western issued credit in the total amount of $250,000. The Company shall repay to Wiens (through First Western) the amount of $50,000 (the "Repayment") and the remaining balance on the Line of Credit shall be forgiven by First Western. Subject to such loan forgiveness, the Repayment shall be made to Wiens (through First Western) no later than 10 business days after the closing of one or more debt or equity financings in a total amount of not less than $4,000,000 that close subsequent to the Effective Date.

     5. ADDITIONAL REIMBURSEMENTS. In addition to the Repayment of the Line of Credit, the Company agrees to reimburse Wiens for additional amounts that he, either in his individual capacity or through one or more of his affiliated entities, loaned to the Company in furtherance of its business operations in a total amount not to exceed $75,000 (the "Supplemental Repayment"). The Company's obligations with respect to the Supplemental Repayment shall be subject to reasonable and accurate documentation to be submitted by Wiens that clearly demonstrates that such additional amounts were used in the furtherance of the Company's business operations. The Supplemental Repayment shall be made to Wiens (or to the appropriate affiliated entity of Wiens as directed by Wiens) no later than 10 business days after the closing of one or more debt or equity



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          financings in a total amount of not less than $4,000,000 that close subsequent to the Effective Date.

     6. THIRD PARTY STOCK TRANSFERS. Wiens agrees to sell the shares and all of his rights in and to the shares to the persons at the times and at the prices set forth in SCHEDULE 6 attached hereto (the "Third Party Share Transfers"). The Company shall hold such shares of common stock currently owned by Wiens in escrow for the express purpose of such Third Party Share Transfer and shall have the right to oversee the individual transfers and sales in accordance with SCHEDULE 6. In this regard, Wiens expressly assumes any and all obligations that the Company may have had to issue such shares directly and agrees to cooperate with the Company to effectuate each and every transfer and sale made pursuant to the Third Party Stock Transfers.

     7. RIGHT OF FIRST REFUSAL. Wiens agrees to give, or cause to be given to, the Company the right to purchase his or any other Surrendering Shareholders' shares of the Company's common stock in the event that he or it wishes to sell all or a portion of such shares.

     8. REGISTRATION RIGHTS. The Company agrees to use commercially reasonable efforts to allow Wiens to sell 100,000 shares of the Company's common stock in any Secondary Offering, subject to Wiens entering into an underwriter's agreement, underwriter's cutbacks and priority registration rights for private placement investors in any future public equity offering.

     9. REPRESENTATIONS AND WARRANTIES OF THE SURRENDERING SHAREHOLDERS. The Surrendering Shareholders, jointly and severally, represent and warrant to each of Walter, Hoffmann and Livingston that the statements contained in this Section 9 are true and correct as of the Effective
          Date:

               (a) Each of the Surrendering Shareholders has full power, right and authority to execute and deliver this Amended and Restated Letter Agreement, and to perform his or its obligations hereunder and all other agreements and documents required to be executed or delivered by such Surrendering Shareholder pursuant to this Amended and Restated Letter Agreement or such other agreements, and all such action has been duly authorized and, if necessary, all action has been taken by the members and managers of each Surrendering Shareholder that is a limited liability company. This Amended and Restated Letter Agreement and such other documents and agreements have been duly executed by each of the Surrendering Shareholders and constitute the legal, valid and binding obligations, enforceable against each Surrendering Shareholder in accordance with the terms thereof.

               (b) Except for the items described on SCHEDULE 9(b) attached hereto, each of the Surrendering Shareholders is the beneficial and record owners of his or its respective Surrendered Shares and such Surrendered Shares are not subject to any lien, encumbrance, security interest or any other claim by any person or entity, or any restriction on transfer (other than restrictions under the Securities Act of 1933, as amended, and applicable state securities laws).



CONFIDENTIAL AND PROPRIETARY

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               (c) Each of the Surrendering Shareholders is not subject to any agreement, mortgage, lien, lease or other restriction that would prevent the consummation of the transactions contemplated by this Amended and Restated Letter Agreement, and such transactions would not violate any agreement by which it or any of its properties are bound or conflict or violate any judgment, order, writ, injunction, decree, rule, or regulation of any court or governmental agency, or instrumentality, or the certificate of formation or limited liability company agreement of any of the Surrendering Shareholders that are limited liabilities companies.

               (d) As of the date of this Amended and Restated Letter Agreement, the Surrendering Shareholders together own of record and beneficially only Ten Million (10,000,000) shares of common stock, and no other equity securities of the Company, and immediately following the execution of this Amended and Restated Letter Agreement and surrender of the Surrendered Shares, no other Surrendering Shareholders except First Western, and therefore Wiens, as the beneficial owner of One Million Two Hundred and Thirteen Thousand (1,213,000) shares of common stock held by First Western, will own any equity securities of the Company or any other warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments to acquire any equity securities of the Company. None of the Surrendering Shareholders has any other warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Surrendering Shareholders to acquire any additional common stock of the Company or sell any of its own common stock of the Company.

     10. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each of Walter, Hoffmann and Livingston that the statements contained in this Section 10 are true and correct as of the Effective Date.

               (a) The Company has full power, right and authority to execute and deliver this Amended and Restated Letter Agreement, and to perform its obligations hereunder and all other agreements and documents required to be executed or delivered by the Company pursuant to this Amended and Restated Letter Agreement or such other agreements, and all such action has been duly authorized, and if necessary, all required action has been taken by the Board and the Company's shareholders. This Amended and Restated Letter Agreement and such other documents and agreements have been duly executed by the Company and constitutes the legal, valid and binding obligations, enforceable against the Company in accordance with the terms thereof, and do not violate the Company's articles of incorporation or by-laws.

               (b) The Company is not subject to any agreement, mortgage, lien, lease or other restriction that would prevent the consummation of the transactions contemplated by this Amended and Restated Letter Agreement, and such transactions would not violate any agreement by which it or any of its properties are bound or conflict or violate any judgment, order, writ, injunction, decree, rule, or regulation of any court or governmental agency, or instrumentality.



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               (c) SCHEDULE 10(c) attached hereto sets forth for the Company (i)
               the number of shares of authorized common stock of each class of its common stock, (ii) the number of issued and outstanding shares of each class of its common stock, (iii) the number of shares of its common stock held in treasury, (iv) the number of shares of authorized preferred stock of each series of its preferred stock; (v) the number of issued and outstanding shares of each series of its preferred stock, and (vi) all outstanding stock options and warrants. The Company has delivered to each of Walter, Hoffmann and Livingston correct and complete copies of the articles of incorporation and bylaws of the Company as amended to date. All of the issued and outstanding shares of common stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable. Except as set forth on SCHEDULE 10(c), there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any of its own common stock or any other capital stock. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any of the Company Shares. The minute books, stock certificate books and stock record books of the Company are correct and complete. The Company does not control directly or indirectly or have any direct or indirect equity participation in any entity, partnership, corporation, limited liability company, person or similar entity.

               (d) The Company has filed all required forms, reports and documents (including proxy statements) with the Securities and Exchange Commission (the "SEC") since February 7, 2001 (all forms, reports and documents filed by the Company with the SEC, the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, as the case may be, and, at the respective times they were filed (or, in the case of any Company SEC Document that has been amended or superseded, as of the date of such amending or superseding filing), none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. The financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of the unaudited statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the period involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the financial position of the Company as of the respective dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to the absence of footnotes and to normal year-end audit adjustments and to any other adjustments described therein),



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

               except as disclosed in the Company SEC Documents filed prior to the date hereof. Except as disclosed in the Company SEC Documents as required by GAAP, the Company has not, since February 7, 2001, made any change in the accounting practices or policies applied in the preparation of financial statements.

     11. REPRESENTATIONS AND WARRANTIES OF WALTER, HOFFMANN AND LIVINGSTON. Each of Walter, Hoffmann and Livingston represents and warrants severally to the Surrendering Shareholders that the statements contained in this Section 11 are true and correct as of the Effective
          Date:

               (a) He has full power, right and authority to execute and deliver this Amended and Restated Letter Agreement, and to perform his obligations hereunder and all other agreements and documents required to be executed or delivered by him pursuant to this Amended and Restated Letter Agreement or such other agreements, without the consent or approval of any person, entity or court of competent jurisdiction. This Amended and Restated Letter Agreement and such other documents and agreements have been duly executed by him and constitutes the legal, valid and binding obligation, enforceable against him in accordance with the terms thereof.

               (b) He meets one of the following tests and therefore qualifies as an "accredited investor" as defined under Regulation D of the Securities Act:

               (i) he is a natural person who has individual income in excess of $200,000 in each of the two most recent years, or joint income with his spouse in excess of $300,000 in each of these years, and has a reasonable expectation of reaching the same income level in the current year; or

               (ii) he is a natural person whose individual net worth or joint net worth with his spouse, exceeds $1,000,000 at the time of this Amended and Restated Letter Agreement.

     12. GENERAL INDEMNIFICATION. Each of the Parties (each, an "Indemnifying Party") agrees to indemnify the other Party and such other Party's officers and directors (the "Indemnified Parties") from and against any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including reasonable attorney's fees incident to any of the foregoing, resulting from any misrepresentations, breach of covenant or warranty or non-fulfillment of any agreement on the part of the Indemnifying Party or any of its affiliated entities.

     13. TAX INDEMNIFICATION. The Company hereby agrees to indemnify and hold harmless each of Walter, Hoffmann and Livingston from and against any increase in his federal and state income tax liability resulting from a tax audit with respect to his receipt of his respective portion of the Surrendered Shares pursuant to this Amended and Restated Letter Agreement. Furthermore, any payment under this Section 13 (the "Tax Indemnity Payment") shall be "grossed-up" to reflect the fact that any such Tax Indemnity Payment will be taxable to each of Walter, Hoffmann and Livingston. Accordingly, the amount of the Tax Indemnity Payment shall be calculated by dividing the additional federal and



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          state income taxes imposed on each of Walter, Hoffmann and Livingston by the reciprocal of the highest marginal federal and state income tax rate then in effect. (For example, if the highest marginal federal and state rate is 40%, the reciprocal is 1-.4=.6. Thus if Walter, Hoffmann or Livingston has $10,000 of additional income taxes, the grossed-up Tax Indemnity Payment would be $10,000 / .6 = $16,667.)

          Notwithstanding the above, the Company's indemnity obligation under this Section 13 shall be limited to any income tax benefit actually received by the Company for a corresponding increase in its tax deductions due to the inclusion of additional income in the tax return for each of Walter, Hoffmann and Livingston. The Company's tax benefit shall be calculated using the "with and without" method, which measures the tax benefit by determining the difference in tax whether or not such deduction is included in the return or not. A tax benefit will be deemed to exist only when the related deduction is allowed on the Company's tax return and such deduction causes an actual lessening of tax. An amount equal to such tax benefits received by the Company in any taxable year shall be payable to each of Walter, Hoffmann and Livingston within 10 days after the Company files its income tax return for such year.

     14. RELEASE OF CLAIMS BY THE SURRENDERING SHAREHOLDERS. Except for his or its rights and benefits under this Amended and Restated Letter Agreement, for and in consideration of the benefits provided herein, each of the Surrendering Shareholders, on behalf of himself or itself, and his or its heirs and dependents, executors, administrators and assigns, as well as his or its affiliated companies and such companies' respective shareholders, officers, directors, partners, employees, agents, attorneys, successors and assigns (the "Releasing Surrendering Shareholders"), hereby releases and discharges each of the Company, Walter, Hoffmann and Livingston, and any of his or its heirs and dependents, executors, administrators and assigns, as well as the Company's, and Walter's, Hoffmann's and Livingston's companies and the Company's and Walter's, Hoffmann's or Livingston's companies affiliates' shareholders, officers, directors, partners, employees, agents, attorneys, successors and assigns (collectively, the "Company or New Shareholder Releasees"), from any and all rights, claims, causes of action, liability, damages, attorney's fees and costs of any kind or nature, whether known or unknown, which the Releasing Surrendering Shareholders ever had or now have against the Company or New Shareholder Releasees by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter occurring up to and including the date of this Amended and Restated Letter Agreement.

     15. RELEASE OF CLAIMS BY THE COMPANY. Except for its rights and benefits under this Amended and Restated Letter Agreement, for and in consideration of the benefits provided herein, the Company, on behalf of itself as well as its affiliated companies and the Company's and such affiliated companies' respective shareholders, officers, directors, partners, employees, agents, attorneys, successors and assigns (the "Releasing Company"), hereby releases and discharges each of the Surrendering Shareholders, himself or itself, and his or its heirs and dependents, executors, administrators and assigns, as well as his or its affiliated companies and such companies' respective shareholders, officers, directors, partners, employees, agents, attorneys, successors and assigns (the



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          "Surrendering Shareholder Releasees") from any and all rights, claims, causes of action, liability, damages, attorney's fees and costs of any kind or nature, whether known or unknown, which the Releasing Company ever had or now have against the Surrendering Shareholder Releasees by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter occurring up to and including the date of this Amended and Restated Letter Agreement.

     16. RELEASE OF CLAIMS BY EACH OF WALTER, HOFFMANN AND LIVINGSTON. Except for his respective rights and benefits under this Amended and Restated Letter Agreement, for and in consideration of the benefits provided herein, each of Walter, Hoffmann and Livingston, on behalf of himself and his heirs and dependents, executors, administrators and assigns, as well as his affiliated companies and such affiliated companies' respective shareholders, officers, directors, partners, employees, agents, attorneys, successors and assigns (the "Releasing Individuals"), hereby releases and discharges each of the Surrendering Shareholders, himself or itself, and his or its heirs and dependents, executors, administrators and assigns, as well as his or its affiliated companies and such companies' respective shareholders, officers, directors, partners, employees, agents, attorneys, successors and assigns (the "Surrendering Shareholder Releasees") from any and all rights, claims, causes of action, liability, damages, attorney's fees and costs of any kind or nature, whether known or unknown, which the Releasing Individual ever had or now have against the Surrendering Shareholder Releasees by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter occurring up to and including the date of this Amended and Restated Letter Agreement.

     17. NON-DISPARAGEMENT. The Parties agree and covenant (i) not to disparage one another to any person, company or entity; (ii) to do nothing that could adversely affect the goodwill or reputation of the Company, Wiens or any of his companies, Walter or any of his companies, Hoffmann or any of his companies, or Livingston or any of his companies, as the case may be; and (iii) to do nothing that could adversely affect the morale of employees of the Company or of Wiens', Walter's, Hoffmann's or Livingston's other companies, as the case may be.

     18. CONFIDENTIALITY. The Parties agree to keep the terms of this Amended and Restated Letter Agreement strictly confidential, except insofar as such disclosure is required by law. Such confidentiality shall not pertain to the Parties' accountants, attorneys or governmental taxing authorities; provided, however, that each person so informed shall be bound to the confidentiality obligations herein and an unauthorized disclosure by such person shall be deemed to be a breach of this Amended and Restated Letter Agreement. The Parties further agree not to disclose any of their companies' confidential and/or proprietary information, which shall be deemed to mean all non-public information (in whatever form) relating to or arising from each of the applicable companies' business, including, without limitation, trade secrets used, developed or acquired by such company in connection with its business, together with any analyses, records or data generated from such information and material; information concerning the manner and details of such company's operation, organization and management; financial information and/or documents and non-public policies, procedures and other printed, written or electronic material generated or



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          used in connection with such company's business; such company's business plans and strategies; and all other information concerning such company's concepts, prospects, customers, employees, agents, contractors, earnings, products, services, equipment, systems and/or prospective and executed contracts and other business arrangements.

     19. NON-SOLICITATION. For a one year period from the date of execution of this Amended and Restated Letter Agreement, each of the Surrendering Shareholders with respect to the Company, and the Company with respect to each of the Surrendering Shareholders agrees that it will not, directly or indirectly, without the other applicable Party's prior written consent, (i) cause or attempt to cause any employee or agent of the other Party to terminate his or her relationship with the other Party; or interfere or attempt to interfere with the relationship between the other Party and any of its employees or agents; or hire or attempt to hire any employee or agent of the other Party; or (ii) solicit business from or conduct business from any customer or client served by the other Party at any point during the Parties' association with one another prior to the date of this Amended and Restated Letter Agreement or interfere or attempt to interfere with any business that the other Party conducted with a customer or client during the applicable Parties' association with one another prior to the execution of this Amended and Restated Letter Agreement. In this regard, Wiens expressly agrees that he will not solicit business from, or interfere with the Company's relationship with, On-Line Power, Perfect Power and/or any of such companies' respective agents, subcontractors and/or employees.

     20. GOVERNING LAW. This Amended and Restated Letter Agreement shall be governed and construed in accordance with the laws of the State of Colorado, excluding its choice of law rules, and be binding upon the parties hereto and their respective successors and assigns.

     21. ARBITRATION. Except for the parties' rights to obtain injunctive relief to enforce the confidentiality obligations and agreement not to compete, this Agreement may be enforced only by final and binding arbitration pursuant to the rules of the American Arbitration Association (AAA), before a single arbitrator selected under AAA rules, in Denver Colorado metropolitan area, including without limitation Castle Rock, Colorado. The Arbitrator's Award may be enforced in the U.S. District Court for the District of Colorado pursuant to the Federal Arbitration Act, 9 U.S.C. Section 1, et seq. By submitting all disputes to arbitration, the parties give up the right to a trial by jury. The arbitrator shall award statutory costs, the arbitrator's fees and attorney's fees to the prevailing party to the same extent as provided by applicable law as if that party had prevailed in court.

     22. ADVICE OF COUNSEL. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.



CONFIDENTIAL AND PROPRIETARY

     23. FEES AND EXPENSES. The Parties hereto agree that each Party shall bear and pay all expenses that have been incurred or that are in the future incurred by or on behalf of such Party in connection with this Amended and Restated Letter Agreement or any additional costs and expenses incurred in connection with other transactions or documents entered into in connection with this Amended and Restated Letter Agreement; provided, however, the Company shall reimburse each of Walter, Hoffmann and Livingston for all professional fees, including, without limitation, attorneys' fees, accounting fees or financial advisor/appraisal fees, incurred by Walter, Hoffmann and Livingston in connection with the negotiation and completion of this Amended and Restated Letter Agreement and any related transactions or agreements entered into in connection with this Amended and Restated Letter Agreement.

     24. MISCELLANEOUS. The Parties agree that this Amended and Restated Letter Agreement is fair and reasonable and has been entered into freely and voluntarily after good faith, arms length negotiations. Each Party agrees that it is the owner of any claims released by this Amended and Restated Letter Agreement and that it has not assigned any such claims to any other person or entity. The Parties agree that, in entering into this Agreement, they have not relied upon any representations, warranties, promises and/or any other conditions made by the other party that are not specifically set forth in this Amended and Restated Letter Agreement. The Parties agree to execute such further documents that are necessary to effectuate the intentions and terms and conditions set forth herein. The Parties agree that there are no collateral oral agreements between them with respect to the subject matter of this Amended and Restated Letter Agreement or otherwise (including, but not limited to, any previously contemplated agreements between Wiens and the Company, Walter, Hoffmann or Livingston). This Amended and Restated Letter Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.




CONFIDENTIAL AND PROPRIETARY

The Parties have executed this Amended and Restated Letter Agreement the date first written above.

                                     RELIABLE POWER SYSTEMS, INC.


                                     By:
                                         ---------------------------------------
                                                   DAVID MAZUR

                                     Title:  Director and President


                                     EXECUTION BY THE COMPANY WITNESSED BY:

                                     ----------------------------------
                                     NAME:






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                                       12

                                     ACCEPTED AND AGREED TO BY:



                                     -------------------------------------------
                                     THOMAS J. WIENS, in his individual
                                     capacity


                                     EXECUTION BY THOMAS J. WIENS WITNESSED BY:

                                     ----------------------------------
                                     NAME:



                                     FIRST WESTERN INDUSTRIES, LLC,



                                     By:
                                         ---------------------------------------
                                                   THOMAS J. WIENS

                                     Title:
                                            ------------------------------------


                                     EXECUTION BY FIRST WESTERN INDUSTRIES, LLC
                                     WITNESSED BY:

                                     ----------------------------------
                                     NAME:




                                     NEW WEST CAPITAL PARTNER, LLC

                                     By:
                                         ---------------------------------------
                                                   THOMAS J. WIENS

                                     Title:
                                            ------------------------------------


                                     EXECUTION BY NEW WEST CAPITAL PARTNER, LLC
                                     WITNESSED BY:

                                     ----------------------------------
                                     NAME:





CONFIDENTIAL AND PROPRIETARY

                                     NEW WEST CAPITAL, LLC


                                     By:
                                         ---------------------------------------
                                                   THOMAS J. WIENS

                                     Title:
                                            ------------------------------------


                                     EXECUTION BY NEW WEST CAPITAL, LLC
                                     WITNESSED BY:

                                     ----------------------------------
                                     NAME:



                                     -------------------------------------------
                                     JOHN R. WALTER, in his individual capacity


                                     EXECUTION BY JOHN R. WALTER
                                     WITNESSED BY:

                                     ----------------------------------
                                     NAME:



                                     -------------------------------------------
                                     DAVID H. HOFFMANN, in his individual
                                     capacity


                                     EXECUTION BY DAVID H. HOFFMANN
                                     WITNESSED BY:

                                     ----------------------------------
                                     NAME:


                                     -------------------------------------------
                                     JOSEPH D. LIVINGSTON, in his individual
                                     capacity


                                     EXECUTION BY JOSEPH D. LIVINGSTON
                                     WITNESSED BY:

                                     ----------------------------------
                                     NAME:



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                                       14

                                   SCHEDULE 6
                           THIRD PARTY SHARE TRANSFERS


                           # OF STOCK OPTIONS
NAME                            GRANTED            OPTION PRICE         VESTING
----                       ------------------      ------------         -------
Luke Botica                      75,000                $0.54          immediately
Robin Wiens                      25,000                $0.54          immediately
David Groom                      65,000                $0.54          immediately
John Ransom                      15,000                $0.54            3 years
Matthew Elledge                   5,000                $0.54            3 years
Scott McClure                    10,000                $0.54            3 years
Gregg Copps                       5,000                $0.54            3 years
Jodi Ladner                       5,000                $0.54            3 years
Shane Ladner                      5,000                $0.54            3 years
Jodi Angle                        3,000                $1.00            3 years
                                -------
Total stock options
granted by Wiens to
non-employees:                  213,000
                                =======







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                                       15

                                  SCHEDULE 9(b)
                      SURRENDERING SHAREHOLDERS EXCEPTIONS


                                      None.





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

                                 SCHEDULE 10(c)
                             COMPANY CAPITALIZATION



(i) The number of shares of authorized common stock of each class of the Company's common stock is 65,000,000 shares of no par value common stock.

(ii) The number of issued and outstanding shares of each class of the Company's common stock is 10,758,679, as of September 30, 2001.

(iii) There are no shares of Company common stock held in treasury.

(iv) The number of shares of authorized preferred stock of each series of the Company's preferred stock is 15,000,000 shares of no par value preferred stock.

(v) The number of issued and outstanding shares of each series of the Company's preferred stock includes:

Series  A Preferred Stock:               0
Series B Preferred Stock:          300,000

(vi) The total number of outstanding stock options and warrants include:

716,923 stock options, and

pursuant to Private Debt Offering, there are 17.9 warrants that give each promissory note holder the option to acquire 10,000 shares of common stock per warrant at $3.50.





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                                       17